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                                                                 EXHIBIT 10.F(i)
                              AMENDED AND RESTATED
                          EXECUTIVE SEVERANCE AGREEMENT
                              AS OF MARCH 15, 2001

         This Agreement is between Viad Corp, a Delaware corporation (the "Corporation"), and Robert H. Bohannon (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Board of Directors (the "Board") of the Corporation has authorized the Corporation to enter into an employment agreement with Executive; and

         WHEREAS, the Executive is a key executive of the Corporation and the employment agreement provides that Corporation shall enter into an Executive Severance Agreement with Executive comparable in form and substance to the executive severance agreement between Corporation and Executive's predecessor; and

         WHEREAS, should the Corporation receive any proposal from a third person concerning a possible business combination with, or acquisition of equity securities of, the Corporation, the Board believes it imperative that the Corporation and the Board be able to rely upon the Executive to continue in his position, and that the Corporation be able to receive and rely upon his advice when requested as to the best interests of the Corporation and its shareholders, without concern that he might be distracted by the personal uncertainties and risks created by such a proposal; and

         WHEREAS, should the Corporation receive any such proposals, in addition to the Executive's regular duties, he may be available to be called upon to assist in the assessment of such proposals, to advise management and the Board as to whether such proposals would be in the best interests of the Corporation and its shareholders, and to take such other actions as the Board might determine to be appropriate.

         NOW, THEREFORE, to assure the Corporation that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Corporation, and to induce the Executive to remain in the employ of the Corporation, and for other good and valuable consideration, the Corporation and the Executive agree as follows:

         1. Services During Certain Events. In the event a third person begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a Change of Control (as hereafter defined), the Executive agrees that he will not voluntarily leave the employ of the Corporation, and will render the services contemplated in the recitals to this Agreement, until the third person has abandoned or terminated his or its efforts to effect a Change of Control or until six months after a Change of Control has occurred.
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         2.       Definition of Change of Control. For the purposes of this
Agreement, a "Change of Control" shall mean any of the following events:

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation,
(ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section 2; or

                  (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from


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such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         3.       Definitions.

                  a)       For purposes of this Agreement, "Cause" shall mean:

                           (i)      The willful and continued failure of the
Executive to perform substantially the Executive's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties; or

                           (ii)     The willful engaging by the Executive in
illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                  (b) For purposes of this Agreement, "Good Reason" shall mean:

                  (i) The assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control, or any other


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action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                  (ii) Any reduction by the Corporation of the Executive's base salary, annual bonus, incentive opportunities, retirement benefits, welfare or fringe benefits below the highest level enjoyed by the Executive during the 120-day period prior to the Change of Control;

                  (iii) The Corporation's requiring the Executive to be based at any office or location other than that at which he was based immediately prior to the Change of Control or the Corporation's requiring the Executive to travel on Corporation business to a substantially greater extent than required immediately prior to the Change of Control;

                  (iv) Any purported termination by the Corporation of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (v) Any failure by the Corporation to comply with and satisfy Section 5(d) of this Agreement.

For purposes of this Agreement, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         4. Termination After Change of Control. In the event the Executive's employment with the Corporation is terminated (a) involuntarily without Cause, at any time, (b) by the Executive for Good Reason at any time, or
(c) by the Executive for any reason at least six months after the Change of Control (other than as a result of his death, disability or retirement at or after his normal retirement date under the Corporation's retirement plans), but in each case within eighteen months after a Change of Control:

                  (a) Lump Sum Cash Payment. On or before the Executive's last day of employment with the Corporation, the Corporation will pay to the Executive as compensation for services rendered to the Corporation a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to three times the sum of (i) his highest annual salary fixed during the period he was an employee of the Corporation, plus (ii) the greater of (A) the largest amount awarded to him in a year as a cash bonus (whether or not deferred) under the Corporation's Management Incentive Plan and Performance Unit Incentive Plan or other similar short and long term cash incentive plans or arrangements providing for performance bonus payments during the preceding four years or (B) the target bonus (under all of the Corporation's bonus plans for which the Executive is eligible including the Corporation's Management Incentive Plan and Performance Unit Incentive Plan) for the fiscal year in which the Change of Control occurs.

                  (b) Employee Plans. The Executive's participation in the life, accident and health insurance plans of the Corporation, and in fringe benefits provided the Executive prior to


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the Change of Control or his termination, whichever is more favorable, shall be continued, or equivalent benefits provided, by the Corporation, at no direct cost to him for a period of three years from the date his employment terminates (or until his normal retirement date, whichever is sooner). The Executive's participation in any applicable retirement and/or pension plans of the Corporation or any of its subsidiaries shall continue only through the last day of his employment. Any terminating distributions and/or vested rights under such plans shall be governed by the terms of the respective plans.

                  (c) Acceleration of Stock Awards. Stock options and any other rights granted to the Executive by the Corporation under its 1983 Stock Option and Incentive Plan, its 1992 Stock Incentive Plan and any later or successor plan or plans (collectively, the "Stock Incentive Plans"), will be exercisable in full for a period of 90 days (i) following the date of a Change of Control of the Corporation, or (ii) commencing on the date of approval by the Corporation's shareholders of an agreement providing for a merger in which the Corporation will not remain an independent publicly owned corporation or a consolidation or a sale or other disposition of all or substantially all the assets of the Corporation, provided that no option or right shall be exercisable by the Executive within six months after the date of grant, or after the termination date, of such option or right. In the event of a Change of Control, the restrictions and deferral limitations applicable to any restricted or deferred stock awarded under the Stock Incentive Plans shall lapse, and such stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

                           If either (i) the transaction or transactions which
resulted in the Change of Control were not approved by a vote of at least two-thirds (2/3) of the directors of the Company who are members of the Incumbent Board as described in subparagraph (b) of Section 2 above, or originated with an unsolicited offer (as determined by the Incumbent Board in good faith), or (ii) the Board of Directors of the Company, in its discretion, determines that this provision shall apply in the event of a Change of Control, then the Executive shall have the rights set forth in this paragraph. If this paragraph applies, then in lieu of cashing-out or exercising some or all of his stock options granted to the Executive under the Stock Incentive Plans, the Executive may, during the period in which the Executive could otherwise exercise such options under this Section 4(c), cancel such options in exchange for an amount equal to (i) the fair market value of a share of the Corporation's common stock on a date selected by the Executive (the "Exercise Date"), such date being no earlier than 30 days prior to the event described in this Section 4(c) and no later than 30 days after such event, multiplied by (ii) the number of shares subject to the stock options for which such election is made, and then minus
(iii) the aggregate purchase price for such shares under the applicable stock option agreements. The Executive must provide written notice to the Corporation which sets forth the options (or portion thereof) he wishes to cancel, the number of shares being canceled, and the Exercise Date elected by the Executive. Payment to the Executive shall be made in lump sum in cash within five days following delivery of such written notice to the Corporation.

                  (d) Special Retirement Benefits. The Executive shall receive Special Retirement Benefits payable hereunder to the Executive or his beneficiaries equal to the excess of the amount specified in subsection (d)(i) over that in (d)(ii) below;


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                           (i)      The total retirement benefits that would be
paid to the Executive or his beneficiaries, if either (x) the three years (or the period to his normal retirement date, if less) following his termination, or
(y) the number of years necessary to accumulate twenty years of credited service, whichever is greater, are added to his credited service under the Corporation's pension plans (including any predecessor or successor or substitute plan or plans of the Corporation), and his final average compensation is as determined under the Plans referred to in this subsection (d)(i) (the amount specified in subsection (a) of this Section 4 not being considered "compensation" for purposes of calculating final average compensation under this subsection (d)(i)), in each case utilizing actuarial assumptions no less favorable to the Executive than those used in the Corporation's pension plans immediately prior to the Change of Control;

                           (ii)     The total retirement benefits actually
payable to the Executive or his beneficiaries under the Corporation's retirement plans (including any successor plans of the Corporation).

All Special Retirement Benefits and other benefits provided for herein are provided on an unfunded basis and are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. All Special Retirement Benefits and other benefits provided for herein shall be payable solely from the general assets of the Corporation or its appropriate affiliate.

                  (e) Taxes: Anything in this Agreement to the contrary notwithstanding, and whether or not the Executive becomes entitled to severance payments under this Agreement, if any of the payments or benefits received or to be received by the Executive in connection with a Change of Control (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change of Control, or any person affiliated with the Corporation or such person) (such payments or benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") would be subject to the excise tax imposed under
Section 4999 of the Code (the "Excise Tax"), the Corporation shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in the state and locality of the residence of the Executive on the last day of the Executive's employment with the Corporation (the "Date of Termination"), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                           (i)      Determination By Accountant. All
determinations required to be made under this Section 4(e), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the independent accounting firm which served as the Corporation's auditor immediately prior to the Change of


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Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days after the Date of Termination, if applicable, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is also serving as accountant or auditor for the individual, entity, or group effecting the Change of Control, the Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder), by giving written notice of such appointment to the Corporation within 5 business days after the Date of Termination. All fees and expenses of the Accounting Firm shall be borne solely by the Corporation and it shall be the Corporation's obligation to cause the Accounting Firm to take any actions required hereby.

If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an opinion that he or she has substantial authority not to report any Excise Tax on his or her federal income tax return. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that a Gross-Up Payment which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to Section 4(e)(ii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                           (ii)     Notification Required. The Executive shall
notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive knows of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he or she gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                                    (A)      give the Corporation any
information reasonably requested by the Corporation relating to such claim,

                                    (B)      take such action in connection with
contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,


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                                    (C)      cooperate with the Corporation in
good faith in order to effectively contest such claim,

                                    (D)      permit the Corporation to
participate in any proceedings relating to such claim, provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 4(e), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund, or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (iii)    Repayment. If, after the receipt by the
Executive of an amount advanced by the Corporation pursuant to Section 4(e)(ii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of Section 4(e)(ii)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to Section 4(e)(ii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


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         5.       General.

                  (a) Indemnification. If litigation shall be brought to enforce or interpret any provision contained herein, the Corporation, to the extent permitted by applicable law and the Corporation's Articles of Incorporation, hereby indemnifies the Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive calculated at the Citibank prime interest rate in effect from time to time from the date that payment(s) to him should have been made under this Agreement.

                  (b) Payment Obligations Absolute. The Corporation's obligation to pay the Executive the Compensation and benefits hereunder and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Corporation's obligations to make the payments and arrangements required to be made under this Agreement.

                  (c) Continuing Obligations. The Executive shall retain in confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses so long as such information is not publicly disclosed.

                  (d)      Successors.

                           (i)      This Agreement is personal to the Executive
and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                           (ii)     This Agreement shall inure to the benefit of
and be binding upon the Corporation and its successors and assigns.

                           (iii)    The Corporation will require any successor
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, Corporation shall mean the Corporation as hereinbefore defined and which assumes and agrees to perform this Agreement by operation of law, or otherwise.


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                  (e)      Severability. Any provision in this Agreement which
is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (f) Other Agreements. In the event the Executive's employment with the Corporation terminates and the Executive is entitled to receive termination, separation or other like amounts from the Corporation pursuant to any contract of employment, general prevailing separation pay policy, or other program of the Corporation, all such amounts shall be applied to and set off against the Corporation's obligation set forth in subsection (a) of Section 4 of this Agreement, subsection (b) of this Section notwithstanding.

                  (g) Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware.

                  (h) Termination. This Agreement shall terminate if the Board determines that the Executive is no longer a key executive to be provided a severance agreement and so notifies the Executive; except that such determination shall not be made, and if made shall have no effect, (i) within eighteen months after the Change of Control in question or (ii) during any period of time when the Corporation has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change of Control. Any decision by the Board that the third person has abandoned or terminated his efforts to effect a Change of Control shall be conclusive and binding on the Executive.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the 15th day of March, 2001.


                                                             /s/
                                             -----------------------------------
                                                     Robert H.  Bohannon


ATTESTED:                                    Viad Corp

By:              /s/                         By:             /s/
   --------------------------------             --------------------------------
     Secretary                                    Scott E. Sayre
                                                  Vice President-General Counsel
                                                  and Corporate Secretary


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